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                                                                    Exhibit 10.2

                      RESTRICTED STOCK PURCHASE AGREEMENT

     This RESTRICTED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 23rd day of July 1999, by and between Data Return Corporation, a Texas corporation (the "Corporation"), and Level 3 Communications, LLC ("Purchaser").

     In consideration of the mutual covenants and representations set forth herein, the Corporation and Purchaser agree as follows:

     1.  Purchase and Sale of Stock.
         ---------------------------

     Subject to the terms and conditions of this Agreement, the Corporation hereby agrees to sell to Purchaser and the Purchaser agrees to purchase from the Corporation on the Closing Date (as herein defined), 7,260 shares of the Corporation's Common Stock (the "Stock") at a price of $688.67 per share, for an aggregate purchase price of $5,000,000. The purchase price for the Stock shall be paid by the execution and delivery by the Purchaser of a Service Credit Agreement between the Corporation and the Purchaser in the form attached hereto as Exhibit A.

     2.  Closing.
         --------

     The purchase and sale of the Stock shall occur at a Closing that shall be held immediately after the execution of this Agreement or at such other time and place (the "Closing Date") as agreed to by the Corporation and Purchaser. At the Closing, Purchaser shall deliver to the Corporation the Service Credit Agreement, and the Corporation will issue a certificate representing the Stock registered in the name of the Purchaser.

     3.  Purchase Option.
         ----------------

     (a) From the Closing Date through December 31, 2001 (the "Vesting Period"), all (and only all) of the Stock that has not vested pursuant to subparagraph (b) (the "Unvested Stock") shall be subject to the right and option of the Corporation to repurchase the Stock (the "Purchase Option") as set forth in this
Section 3. The Purchase Option shall be exercisable by the Corporation only if either (i) Purchaser shall have materially breached the Service Credit Agreement and such material breach shall not have been cured within the time periods contemplated by the Service Credit Agreement or (ii) in the event that the Delivery Condition (as defined below) shall not have been satisfied prior to December 31, 2001 (a "Purchase Option Event"). Following a Purchase Option Event, the Corporation shall have the right, as provided in subparagraph (c) hereof, to purchase from the Purchaser, at the purchase price per share originally paid as set forth in Section 1 hereof (the "Option Price"), the Unvested Stock. For purposes of this Agreement, "Delivery Condition" shall be satisfied if the Purchaser has honored orders submitted by the Corporation for available connectivity services (including but not limited to "Broadband Service" and "Private Line Service," but excluding "Colocation Space" (each as defined in the Strategic Marketing and Sales Agreement (the "Marketing Agreement") between the Purchaser and the Corporation dated July 1, 1999) ("Qualified Service") such that the Corporation has paid or is obligated to pay the Purchaser a minimum of:

     (i) $500,000 (cumulative) for delivery of Qualified Service from the date of execution of the Marketing Agreement; and
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     (ii) $100,000 (cumulative) for delivery of Qualified Service during calendar year 2001.

If the Corporation has not submitted orders for Qualified Service of sufficient volume to permit the Purchaser to satisfy the Delivery Condition prior to December 31, 2001, then the Delivery Condition shall be deemed satisfied.

     (b) (i)   Vesting. Provided that the Delivery Condition has been satisfied
               -------
or is deemed satisfied, the Stock will vest on March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001 (each a "Vesting Date"). The number of shares that shall vest on each Vesting Date will be in proportion to the percentage of the service credit that is applied by the Purchaser from January 1, 2001 through the applicable Vesting Date. Notwithstanding the foregoing, provided that the Delivery Condition has been satisfied or is deemed satisfied, in no event shall the aggregate number of shares of Stock that have vested be less than the following percentages as of the Vesting Date indicated: March 31, 2001 - 25%; June 30, 2001 - 50%; September 30, 2001 - 75%; December 31, 2001 -
100%.

       Example. The following example is for illustration purposes: if on March 31, 2001, the Purchaser has provided the Corporation $2,000,000 of Services that are applied to the service credit, 40% of the Stock originally issued or 2,904 shares shall vest. If as of June 30, 2001 (and assuming the events of the prior sentence), the Purchaser has provided the Corporation an additional $1,000,000 of Services that are applied to the services credit for a total of $3,000,000 since January 1, 2001, 60% of the Stock originally issued or an additional 1,452 shares shall vest. If, however, as of June 30, 2001 the Purchaser has provided the Corporation no additional Services that are applied to the services credit and the Delivery Condition has been satisfied or is demed satisfied, 50% of the Stock originally issued, or an additional 726 shares, shall vest.

     (ii) Notwithstanding the foregoing, in the event that a Purchase Option Event occurs within the last 15 business days prior to a Vesting Date, the vesting of the Stock that is otherwise required by subparagraph (b)(i) shall be delayed until the expiration of the Purchase Option Period specified in subparagraph (c) (the "Delayed Vesting Date").

     (iii)  Vesting Procedures. Within five business days after the later of the
            ------------------
Vesting Date or the Delayed Vesting Date, the Purchaser shall deliver to the Corporation or its transfer agent the certificate evidencing the Unvested Stock. Within two business days after receipt of the stock certificate representing the Unvested Stock, the Corporation or its transfer agent shall redeliver to the Purchaser a stock certificate without a restrictive legend relating to the Purchase Option for all stock which has vested hereunder to the Purchaser and an additional stock certificate evidencing the remaining Unvested Stock, if necessary.

     (c) Within 15 business days following a Purchase Option Event (the "Purchase Option Period"), the Corporation shall notify Purchaser by written notice delivered or mailed as provided in subparagraph 9(c), as to whether it wishes to purchase the Unvested Stock pursuant to exercise of the Purchase Option. If the Corporation elects to purchase the Unvested Stock hereunder, the closing of the repurchase transaction shall occur within two business days after


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receipt of such notice at a place and time specified by the Corporation, or, at
Corporation's option, such closing may be consummated by mail as provided in
Section 9(c) hereof. Immediately upon receipt of the notice contemplated by the prior sentence, the Services Credit Agreement shall terminate and be of no further effect and any unused portion of the credit contemplated by the Service Credit Agreement shall be forfeited. At such closing, the Corporation shall tender the Service Credit Agreement as payment for the Unvested Stock and the Purchaser shall tender the certificates representing the Unvested Stock. The Corporation shall not be obligated to pay cash for the exercise of the Purchase Option. Thereafter, such repurchased Unvested Stock shall no longer be deemed outstanding.

     (d) In the event that a Purchase Option Event occurs and the Corporation fails to exercise the Purchase Option during the Purchase Option Period, then the Service Credit Agreement shall remain in full force and effect and (i) if the Purchase Option Event resulted from a failure to satisfy the Delivery Condition, Purchaser shall become vested in 100% of the Unvested Stock; or (ii) if the Purchase Option Event resulted from a breach of the Service Credit Agreement, Purchaser shall continue to become vested in the Stock pursuant to the schedule set forth in Section 3(b)(i) above.

     4.    Stock Splits, etc.
           ------------------

     If, from time to time during the term of this Agreement:

     (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation; or

     (b) there is any consolidation, merger or sale of all, or substantially all, of the assets of the Corporation;

     then, in such event, any and all new, substituted or additional securities or other property to which the Purchaser is entitled by reason of its ownership of Unvested Stock shall be immediately subject to this Agreement and be included in the definition of "Unvested Stock" for all purposes with the same force and effect as the shares of Unvested Stock presently subject to the Purchase Option and other terms of this Agreement. While the aggregate Option Price shall remain the same after each such event, the Option Price per share of Unvested Stock upon execution of the Purchase Option shall be appropriately adjusted. Notwithstanding the foregoing, any and all new, substituted or additional securities or other property to which the Purchaser is entitled by reason of its ownership of Stock that has vested pursuant to the provisions of this Agreement shall be treated as vested Stock for purposes of this Agreement.

     5.    Restriction on Transfer.
           ------------------------

     The Purchaser shall not sell, transfer, pledge, hypothecate or otherwise dispose of any shares of Unvested Stock. The Corporation shall not be required
(i) to transfer on its books any shares of Unvested Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. The Corporation shall, however, be required (i) to transfer on its books any

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shares of Stock that have vested in accordance with the provisions set forth in this Agreement, and (ii) to treat as owner of such shares and to accord the right to vote as such owner and to pay dividends to any transferee to whom such shares shall have been transferred.

     6.    Legends.
           --------

     (a) All certificates representing any of the shares of Unvested Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHT OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

     (b) All certificates representing any of the shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

     7.    Representations of the Corporation.
           ----------------------------------

     Except as set forth in the Disclosure Letter delivered to Purchaser simultaneously with the execution of this Agreement (the "Disclosure Letter"), the Corporation represents and warrants to the Purchaser as follows:

     7.1   Organization and Standing; Articles and Bylaws. The Corporation is a
           -----------------------------------------------
corporation duly organized and existing under, and by virtue of, the laws of the State of Texas and is in good standing under such laws. The Corporation has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as currently proposed to be conducted. The Corporation has filed all necessary documents to qualify to do business as a foreign corporation in, and the Corporation is in good standing under the laws of, each jurisdiction in which the conduct of the Corporation's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, prospects, profits or condition (financial or otherwise) of the Corporation (a "Material Adverse Effect"). The Corporation has furnished the Purchaser with copies of its Articles of Incorporation and Bylaws, as amended. Those copies are true, correct and complete and contain all amendments through the Closing Date.

     7.2   Corporate Power. The Corporation will have at the Closing Date all
           ----------------
requisite legal and corporate power and authority to execute and deliver this Agreement and the Service Credit Agreement, to sell and issue the Stock hereunder and to carry out and perform its obligations under the terms of this Agreement and the Service Credit Agreement.

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

     7.3   Subsidiaries. The Corporation has no subsidiaries or affiliated
           -------------
companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

     7.4   Capitalization. The authorized capital stock of the Corporation
           ---------------
consists of 100,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of which 76,400 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, $.001 par value per share, none of which is issued and outstanding. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Corporation has reserved 24,600 shares of Common Stock for issuance to employees, consultants or directors under stock plans or arrangements approved by the Board of Directors. Options to purchase 22,959 shares of Common Stock are issued and outstanding under the Corporation's employee stock option plan. All outstanding securities of the Corporation were issued in compliance with applicable federal and state securities laws. Except as set forth above, there are no options, warrants or other rights to purchase any of the Corporation's authorized and unissued capital stock. The holders of record of the presently issued and outstanding shares of Common Stock and options to purchase Common Stock, and the exercise prices and periods during which such options may be exercised, are as set forth in the Disclosure Letter.

     7.5   Authorization. All corporate action on the part of the Corporation,
           --------------
its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Corporation, the authorization, sale, issuance and delivery of the Stock and the performance of all of the Corporation's obligations hereunder has been taken or will be taken prior to the Closing Date. This Agreement and the Service Credit Agreement, when executed and delivered by the Corporation, shall constitute a valid and binding obligation of the Corporation, enforceable in accordance with their terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity. The Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; and the Stock will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof as a result of this Agreement or the Service Credit Agreement or through no action of the Corporation; provided, however, that the Stock will be subject to restrictions on transfer under the terms of this Agreement and state and/or federal securities laws. The Stock is not subject to any preemptive rights or rights of first refusal.

     7.6   Financial Statements. The audited balance sheet of the Corporation as
           ---------------------
at March 31, 1999 fairly presents the financial position of the Corporation as at the date thereof, and the related statements of income, retained earnings and changes in financial position for the fiscal periods ended on such date fairly present the results of operations and changes in financial position of the Corporation for the period indicated. All such financial statements, including the schedules and notes thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved.

     7.7   Absence of Changes. Since March 31, 1999: (a) the Corporation has not
           -------------------
entered into any transaction which was not in the ordinary course of business;
(b) there has been no materially adverse change in the business, properties, prospects, profits or condition (financial or otherwise) of the Corporation other than changes which, individually or in the aggregate, have

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

not had a Material Adverse Effect ; (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) that has had a Material Adverse Effect; (d) the Corporation has not declared or paid any dividend or made any distribution on its stock, or redeemed, purchased or otherwise acquired any of its stock; (e) the Corporation has not increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business; (f) there has been no resignation or termination of employment of any key officer, consultant or employee of the Corporation, and the Corporation does not know of the impending resignation or termination of employment of any such officer, consultant or employee that if consummated would have a Material Adverse Effect on its business; (g) there has been no labor dispute involving the Corporation or its employees and none is pending or, to the Corporation's knowledge, threatened; (h) there has not been any change, except in the ordinary course of business, in the contingent obligations of the Corporation, by way of guaranty, endorsement, indemnity, warranty or otherwise; (i) there have not been any loans made by the Corporation to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business; (j) there has not been any acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness; and
(k) to the best knowledge of the Corporation, there has been no other event or condition of any character pertaining to and having a Material Adverse Effect on the assets or business of the Corporation.

     7.8   Material Liabilities. The Corporation has no material liabilities or
           ---------------------
obligations, absolute or contingent (individually or in the aggregate), except
(i) the liabilities and obligations set forth in the Financial Statements, (ii) liabilities and obligations which have been incurred subsequent to March 31, 1999 in the ordinary course of business which have not caused a Material Adverse Effect, (iii) liabilities and obligations under leases for its principal offices and for equipment, and (iv) liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business.

     7.9   Title to Properties and Assets; Liens, etc. The Corporation has good
           -------------------------------------------
and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) mortgages, pledges, liens, leases, encumbrances or charges that would not have a Material Adverse Effect.

     7.10  Compliance with Other Instruments, None Burdensome, etc. The
           --------------------------------------------------------
Corporation is not in violation of any term of its Articles of Incorporation or Bylaws, or, in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to the Corporation where such violation would cause a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Service Credit Agreement, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, the Corporation's Articles of Incorporation or Bylaws or any of its agreements or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Corporation.

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

     7.11  Patents and Other Intangible Assets.  The Corporation owns, or is
           ------------------------------------
licensed or otherwise possesses rights to use, free and clear of all liens and claims, all patents, trademarks, service marks, trade names and copyrights that are material to the business of the Corporation as it is currently conducted (the "Intellectual Property Rights"). No claims with respect to the Corporation's Intellectual Property Rights have been asserted or are, to the Corporation's knowledge, threatened by any person (i) against the use by the Corporation of any of the Corporation's Intellectual Property Rights or (ii) challenging the ownership or right to use by the Corporation of the Corporation's Intellectual Property Rights.

     7.12  Litigation, etc. There is no legal action, suit, arbitration or other
           ----------------
legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the Corporation's knowledge, threatened against or affecting the Corporation or the Corporation's properties, assets or business. After reasonable inquiry of its directors and officers, the Corporation is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. The Corporation is not subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

     7.13  Employees.
           ----------

     (a) The Corporation is in full compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except to the extent that noncompliance would not, in the aggregate, have a Material Adverse Effect. The Corporation is not engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Corporation is filed, or, to the Corporation's knowledge threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the Corporation's knowledge, threatened to be filed, against the Corporation by any employee pursuant to any collective bargaining or other employment agreement to which the Corporation is a party or is bound. The Corporation is in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not have a Material Adverse Effect, and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

     (b) The employment of all persons and officers employed by the Corporation is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Corporation have been duly and adequately accrued on the accounting records of the Corporation. To the Corporation's knowledge, all employees of the Corporation are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all applicable laws.

     (c) The Corporation is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or

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

subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Corporation or that would conflict with the Corporation's business as proposed to be conducted.

     (d) The Corporation is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Corporation, nor does the Corporation have a present intention to terminate the employment of any of the foregoing.

     7.14  Certain Transactions. The Corporation is not indebted, directly or
           ---------------------
indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or, to the Corporation's knowledge, shareholders, or any members of their immediate families, are indebted to the Corporation or have any direct or indirect ownership interest in any firm or corporation with which the Corporation is affiliated or with which the Corporation has a business relationship, or any firm or corporation which competes with the Corporation, except that officers, directors and/or shareholders of the Corporation may own less than 1% of the stock of publicly traded companies which may compete with the Corporation. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Corporation. The Corporation is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     7.15  Material Contracts and Obligations. All  agreements, contracts,
           -----------------------------------
indebtedness, liabilities and other obligations to which the Corporation is a party or by which it is bound that are material to the conduct and operations of its business and properties are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     7.16  Registration Rights. Except as set forth in this Agreement, the
           --------------------
Corporation is not under any contractual obligation to register (as defined in Section 9 below) any of its presently outstanding securities or any of its securities which may hereafter be issued.

     7.17  Governmental Consent, etc. No consent, approval or authorization of
           --------------------------
(or designation, declaration of filing with) any governmental authority on the part of the Corporation is required in connection with the valid execution and delivery of this Agreement and the Service Credit Agreement, or the offer, sale or issuance of the Stock, or the consummation of any other transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Stock under applicable state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     7.18  Offering. Subject to the accuracy of the Purchaser's representations
           ---------
and warranties in Section 8 hereof, the offer, sale and issuance of the Stock to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

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

     7.19  Brokers or Finders; Other Offers. The Corporation has not incurred,
           ---------------------------------
and will not incur, directly or indirectly, as a result of any action taken by the Corporation, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     7.20  Tax Matters. Except to the extent that it would not have a Material
           ------------
Adverse Effect, the Corporation: (i) has timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Corporation's operations for tax purposes); (ii) has timely paid all taxes owed by it for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings); and (iii) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor, and, to the Corporation's knowledge, there are no material unresolved questions or claims concerning the Corporation's tax liability. The Corporation's tax returns have not been reviewed or audited by any federal, state, local or county taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to the Corporation, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes.

     7.21  Insurance. The Corporation has fire, casualty and liability insurance
           ----------
policies, in such amounts and with such coverage as it believes are reasonable for the business in which it is engaged.

     7.22  Environmental and Safety Regulations. The Corporation knows of no
           -------------------------------------
violation or violations by the Corporation, its employees or agents of any environmental or safety statute, law or regulation that in the aggregate would have a Material Adverse Effect, and, to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No action, proceeding, permit revocation, writ, injunction or claim is pending or, to the Corporation's knowledge, threatened concerning the Corporation's facilities and the Corporation is not aware of any fact or circumstance which could involve the Corporation in any environmental litigation or impose any material environmental liability upon the Corporation. As of the Closing Date, no Hazardous Material (as defined below) is present on any Corporation facility and, to the Corporation's knowledge, no reasonable likelihood exists that any Hazardous Material present on other property will come to be present on a Corporation facility. There are no underground storage tanks, asbestos or PCBs present on any Corporation facility. For the purposes of this Section 7.22 the term "Hazardous Material" shall mean any material or substance that is prohibited or regulated by any environmental law or that has been designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

     7.23  Employee Benefit Plans. The Corporation does not have any "Employee
           -----------------------
Benefit Plan" as defined in the Employee Retirement Income Security Act of 1974, as amended.

     7.24  Illegal or Unauthorized Payments; Political Contributions. Neither
           ---------------------------------------------------------
the Corporation nor, to the best of its knowledge (after reasonable inquiry of its officers and

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

directors), any of its officers, directors, employees, agents or other representatives of the Corporation or any other business entity or enterprise with which the Corporation is or has been affiliated or associated, has, on behalf of the Corporation or in connection with its business, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office, in each case except for personal political contributions not involving the direct or indirect use of funds of the Corporation.

     7.25  Disclosure. This Agreement with the Exhibits hereto, when taken as a
           -----------
whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The business plan delivered to Purchaser by the Corporation (the "Business Plan") is the business plan used by the Corporation in its business, subject to changes made after the date thereof in the ordinary course of business that are not, in the aggregate, material. The assumption upon which the projections and estimates contained in the Business Plan are based or were derived or based upon reasonable expectations at the time such assumptions, projections and estimates were made. The Corporation does not believe that any assumptions of fact or statements of opinion contained in, or providing a basis for information contained in, the Business Plan were unreasonable, untrue or false in any material respect at the time made, provided, that the projections contained therein are not a guaranty of performance.

     8.    Representations and Warrants of the Purchaser.
           ---------------------------------------------

     The Purchaser hereby represents and warrants to the Corporation with respect to the purchase of the Stock as follows:

     8.1   Experience. It has substantial experience in evaluating and investing
           ----------
in private placement transactions of securities in companies similar to the Corporation so that it is capable of evaluating the merits and risks of its investment in the Corporation and has the capacity to protect its own interests.

     8.2   Investment.  It is acquiring the Stock for investment for its own
           -----------
account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Stock has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

     8.3   Rule 144.  It acknowledges that the Stock must be held indefinitely
           --------
unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Corporation, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

     8.4   No Public Market. It understands that no public market now exists for
           ----------------
any of the securities issued by the Corporation and that the Corporation has made no assurances that a public market will ever exist for the Corporation's securities.

     8.5   Access to Data. It has had an opportunity to discuss the
           --------------
Corporation's business, management and financial affairs with the Corporation's management and has had the opportunity to review the Corporation's facilities, financial statements and other information that it has requested. It has had the opportunity to request all information that it felt was necessary to an investment decision, and all requests have been fulfilled. It has also had an opportunity to ask questions of officers of the Corporation, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Corporation, were intended to describe certain aspects of the Corporation's business and prospects but were not a thorough or exhaustive description.

     8.6   Authorization. This Agreement and the Service Credit Agreement when
           --------------
executed and delivered by the Purchaser will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     8.7  Brokers or Finders. The Corporation has not incurred and will not
          ------------------
incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     8.8   Organization and Standing; Articles and Bylaws. Purchaser is a
           -----------------------------------------------
limited liability company duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.

     8.9   Corporate Power. Purchaser will have at the Closing Date all
           ---------------
requisite legal and limited liability company power and authority to execute and deliver this Agreement and the Service Credit Agreement and to carry out and perform its obligations under the terms of this Agreement and the Service Credit Agreement.

     8.10  Authorization. All action on the part of Purchaser necessary for the
           --------------
authorization, execution, delivery and performance of this Agreement by Purchaser and the performance of all of Purchaser's obligations hereunder has been taken or will be taken prior to the Closing Date. This Agreement and the Service Credit Agreement, when executed and delivered by Purchaser, shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with their terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     8.11  Compliance with Other Instruments, None Burdensome, etc. The
           --------------------------------------------------------
execution, delivery and performance of and compliance with this Agreement and the Service Credit Agreement, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, Purchaser's organizational documents.

     8.12 No consent, approval or authorization of (or designation, declaration of filing with) any governmental authority on the part of Purchaser is required in connection with the valid execution and delivery of this Agreement and the Service Credit Agreement, or the purchase of the Stock, or the consummation of any other transaction contemplated hereby.

     Section 9.  Registration Rights.
                 -------------------

     9.1  Definitions.
          -----------

     As used in this Section 9:

     (a) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

     (b) the term "Registrable Securities" means (i) shares of Stock, (ii) any additional shares of Common Stock of the Corporation acquired by the Purchaser or any transferee of the Purchaser and (iii) any capital stock of the Corporation issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock of the Corporation referred to in clause (i) or (ii);

     (c) the term "Holder" shall mean any holder of Registrable Securities;

     (d) the term "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 20% of the then outstanding Registrable Securities;

     (e) "Registration Expenses" shall mean all expenses incurred by the Corporation in compliance with Sections 9.2 and 9.3 hereof , including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Corporation, fees and expenses of one counsel for all the Holders (up to a maximum of $10,000), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation, which shall be paid in any event by the Corporation); and

     (f) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all expenses of one counsel to the Holders in in excess of $10,000 for any offering.

     9.2  Requested Registration.
          ----------------------

     (a) Request for Registration.  If the Corporation shall receive from an
         ------------------------
Initiating Holder a written request that the Corporation effect any registration with respect to all or a part of the Registrable Securities, the Corporation will:

     (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders of Registrable Securities; and

     (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Corporation within 10 business days after written notice from the Corporation is given under
Section 9.2(a)(i) above; provided that the Corporation shall not be obligated to effect, or take any action to effect, any such registration pursuant to this
Section 9.2:

          (A) In any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

          (B) After the Corporation has effected one (1) such registration pursuant to this Section 9.2 and such registrations have been declared or ordered effective by the Securities and Exchange Commission. The timing for the request to have the registration statement being declared or ordered effective by the Securities and Exchange Commission shall be determined by the Initiating Holders.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 9.2(b) below, include other securities of the Corporation or which are held by holders of Common Stock of the Corporation who, by virtue of agreements with the Corporation, are entitled to include their securities in any such registration.

     The registration rights set forth in this Section 9 shall be assignable, in whole or in part, to any transferee of at least 5% of the Stock (who shall be bound by all obligations of this Section 9).

     (b) Underwriting.  If the Initiating Holders intend to distribute the
         ------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to
Section 9.2.

     If the Corporation or holders of securities of the Corporation other than Registrable Securities who are entitled, by contract with the Corporation or otherwise, to have securities included in such a registration (the "Other Stockholders") request such inclusion, the Corporation shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this

Section 9. The Holders whose shares are to be included in such registration and the Corporation shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Holders and reasonably acceptable to the Corporation. Notwithstanding any other provision of this Section 9.2, if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Corporation to be issued by the Corporation or held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders or any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Corporation, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.

     (d) Notwithstanding the foregoing, if the Corporation shall furnish to the Holders requesting the filing of a registration statement pursuant to this
Section 9.2, a certificate signed by the Chairman of the Board of Directors, Chief Executive Officer or Chief Financial Officer of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Corporation shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Corporation may not utilize this right more than once in any twelve (12) month period.

     9.3  Corporation Registration.
          ------------------------

     (a)  Inclusion in Registration.  If the Corporation shall determine after
          -------------------------
the Qualified Public Offering to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction specified in Rule 145 promulgated under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Corporation will:

     (i) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Corporation intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

     (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen
(15) days after receipt of the written notice from the Corporation described in clause (i) above, except as set forth in Section 9.3(b) below. Such written request may specify all or a part of the Holders' Registrable Securities. The Corporation shall not be required to include any Registrable Securities in any registration unless the Holder furnishes to the Corporation in writing such information with respect to the Holder and the distribution of such Registrable Securities as the Corporation may from time to time reasonably request in writing.

     (b) Underwriting.  If the registration of which the Corporation gives
         ------------
notice is for a registered public offering involving an underwriting, the Corporation shall so advise each of the Holders as a part of the written notice given pursuant to Section 9.3(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 9.3 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Corporation and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Corporation. Notwithstanding any other provision of this Section 9.3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Corporation shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the securities of the Corporation held by officers, directors and Other Stockholders of the Corporation (other than securities held by holders who by contractual right initiated the demand for such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares proposed to be sold by such Holder or Demanding Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any Other Stockholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Corporation and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     (c) Qualified Public Offering.  For purposes of this Agreement, Qualified
         -------------------------
Public Offering shall mean an initial public offering which places a pre-money valuation on the Common Stock of the Corporation equal to at least two (2) times $688.67 (subject to adjustment for the events outlined in Section 4 above) and in which the aggregate net proceeds to the Company are at least $30 million.

     9.4  Expenses of Registration
          ------------------------

     All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 9 shall be borne by the Corporation, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

     9.5  Registration Procedures
          -----------------------

     In the case of each registration effected by the Corporation pursuant to this Section 9, the Corporation will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. The Corporation will:

     (a) keep such registration effective for a period of (i) with respect to a registration statement filed on the Securities and Exchange Commission's ("SEC") Form S-3 or any replacement form thereof, 120 days with respect to an offering initiated by the Holders or for the period contemplated by the plan of distribution in the case of a registration initiated by the Corporation or an Other Stockholder or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs and (ii) with respect to a registration statement filed on the SEC's Form S-1 or any replacement form thereof 60 days with respect to an offering initiated by the Holders or for the period contemplated by the plan of distribution in the case of a registration initiated by the Corporation or an Other Stockholder or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such period specified in either clause
(i) or (ii) above shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities included in such registration in accordance with the provisions hereof;

     (b) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

     (c) notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of the Holder, the Corporation will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, or of the determination by the Corporation that a post-effective amendment to a registration statement would be required under the Securities Act, and, at the request of the Holder, the Corporation will prepare and file a post-effective amendment to the registration statement as required under the Securities Act; provided, however, that, if the Corporation shall furnish to Holders a certificate signed by the Chairman of the Board of Directors, Chief Executive Officer or Chief Financial Officer of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its stockholders for sales to be made pursuant to such registration statement to be filed and it is therefore essential to defer the sale of securities pursuant to such registration statement, then the Corporation shall have the right to prevent the sale of securities pursuant to such registration statement for a period of not more than 120 days; provided, further, however, that the Corporation may not utilize this right more than once in any twelve (12) month period; and

     (d) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

     (e) Each Holder agrees that upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 9.5(c), such person will forthwith discontinue such person's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such person's receipt of the copies of the supplemented or amended prospectus contemplated by Section 9.5(c) and, if so directed by the Corporation, will deliver to the Corporation all copies, other than permanent file copies, then in such person's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice, or certify as to the destruction of the same.

     9.6 Indemnification.
         ---------------

     (a) The Corporation will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 9, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the Securities Act or any rule or regulation thereunder applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the

Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Corporation by the Holders or underwriter and stated to be specifically for use therein.

     (b) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Corporation, each of its directors and officers and each underwriter, if any, of the Corporation's securities covered by such a registration statement, each person who controls the Corporation or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Corporation and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

     (c) Each party entitled to indemnification under this Section 9.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party; provided, that, under no circumstances shall the Indemnifying Party be required to pay the fees and expenses of more than one counsel for the Indemnified Parties), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9 unless the Indemnifying Party is materially prejudiced thereby. If defense is assumed by the Indemnifying Party, the Indemnifying Part shall not be subject to any liability for any settlement requiring the payment of money or any other obligation by the Indemnifying Party that is required to be performed made by the Indemnified Party without its consent. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 9.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

     (f) The foregoing indemnity agreement of the Corporation and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Securities and Exchange Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

     9.7  Information by the Holders.
          --------------------------

     Each of the Holders holding securities included in any registration shall furnish to the Corporation such information regarding such Holder and the distribution proposed by such Holder as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 9.

     9.8  Rule 144 Reporting.
          ------------------

     With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of restricted securities to the public without registration, the Corporation agrees to:

     (a) make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Corporation for an offering of its securities to the general public;

     (b) use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") at any time after it has become subject to such reporting requirements; and

     (c) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety
(90) days following the effective date of the first registration statement filed by the Corporation for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing the Holder to sell any such securities without registration.

     9.9  Termination.
          -----------

     The registration rights set forth in this Section 9 shall expire (i) as to any Holder if, in the opinion of counsel to the Corporation, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k)) and (ii) as to all Holders whose rights have not expired pursuant to clause (i), on the seventh anniversary of the Closing Date.

     Section 10.  Purchaser's Conditions to Closing
                  ---------------------------------

     The Purchaser's obligation to purchase the Stock on the Closing Date is subject to the fulfillment of the following conditions, unless waived in writing by the Purchaser:

     10.1  Representations and Warranties Correct.  The representations and
           ---------------------------------------
warranties made by the Corporation in Section 7 hereof shall be true and correct when made, and shall be true and correct on the Closing Date

     10.2  Covenants.  All covenants, agreements and conditions contained in
           ----------
this Agreement to be performed by the Corporation on or prior to the Closing Date shall have been performed or complied with in all material respects.

     10.3  Compliance Certificate. The Corporation shall have delivered to the
           -----------------------
Purchaser a certificate of the Corporation, executed by the President of the Corporation, dated on the Closing Date, and certifying, among other things, the fulfillment of the conditions specified in Sections 10.1 and 10.2 of this Agreement.

     10.4  Compliance with State Securities Laws. The Corporation shall have
           --------------------------------------
obtained all permits and qualifications required by any state for the offer and sale of the Stock, or shall have the availability of exemptions therefrom.

     10.5  Legal Matters. All material matters of a legal nature which pertain
           --------------
to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Purchaser.

     10.6  Service Credit Agreement.  The Corporation shall have entered into
           ------------------------
the Service Credit Agreement.

     10.8  Voting Agreement.  The Corporation, Sunny C. Vanderbeck and Michelle
           ----------------
Chambers shall have entered into the Voting Agreement in the form attached hereto as Exhibit B.

     10.8  Opinion of Corporation's Counsel. The Purchaser shall have received
           ---------------------------------
from Thompson & Knight, P.C., counsel to the Corporation, an opinion dated the Closing Date, in form and substance satisfactory to the Purchaser, to the effect that, except as set forth in the Disclosure Letter:

     (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and the Corporation has the requisite corporate power and authority to own its properties and to conduct its business as currently conducted

     (b) The Corporation has the requisite corporate power and authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by the Corporation, duly executed and delivered by an authorized officer of the Corporation and constitutes a legal, valid and binding obligation of the Corporation, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and except insofar as the enforceability of the indemnification provisions of Section 9 of the Agreement may be limited by applicable laws and except that no opinion need be given as to the availability of equitable remedies.

     (d) The capitalization of the Corporation is as follows:

     (i) Preferred Stock. 20,000,000 shares of Preferred Stock, none of which are issued and outstanding.

     (ii) Common Stock. 100,000,000 shares of Common Stock, of which 76,400 shares have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable .

     (iii) Except for 24,600 shares of Common Stock reserved for issuance to prospective employees upon exercise of outstanding employee stock options, to such counsel's knowledge, there are no preemptive rights or options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the Corporation's securities.

     (iv) The Stock has been duly authorized, validly issued and assuming payment of the consideration contemplated by this Agreement by the Purchaser upon such payment will be fully paid and nonassessable.

     (e) The certificates representing shares of Stock are in due and proper form and have been duly and validly executed by the officers of the Corporation named thereon.

     (f) The execution, delivery, performance and compliance with the terms of this Agreement do not violate any provision of any applicable federal, state or local law, rule or regulation or of any judgment, writ, decree or order customarily applicable to transactions of the type contemplated by this Agreement and applicable to the Corporation or any provision of the Corporation's Articles of Incorporation or Bylaws.

     (g) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, and federal or state governmental authority on the part of the Corporation, in each case as is customarily applicable to transactions of the type contemplated by the Agreement and applicable to the Corporation required in connection with the consummation of the transactions contemplated by this Agreement have been obtained and to such counsel's knowledge are effective as of the Closing Date, and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof.

     (h) Based in part upon the representations of the Purchaser in this Agreement, the offer and sale of the Stock pursuant to the terms of this Agreement is exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 4(2) thereof and from the qualification requirements of the securities laws of the state of Texas and Colorado, or all requisite permits, qualifications and orders have been obtained.

     (i) Such counsel is not aware of any action, proceeding or investigation pending against the Corporation or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, which questions the validity of the Agreement, the Service Credit Agreement, the Marketing Agreement or the Voting Agreement or the right of the Corporation or its officers, directors and employees to enter into such agreements or which might result, either individually or in the aggregate, in any Material Adverse Effect, nor is such counsel aware of any litigation pending against the Corporation or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, by reason of the proposed activities of the Corporation, the past employment relationships of its officers, directors or employees, or negotiations by the Corporation or any of its officers or directors with possible investors in the Corporation or its business.

     (j) The Marketing Agreement, the Service Credit Agreement and the Voting Agreement have each been duly authorized, executed and delivered by the parties thereto and assuming due authorization, execution and delivery by the Purchaser, such agreements constitute legal, valid and binding obligations of the Corporation, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and except that no opinion need be given as to the availability of equitable remedies.

     (k) To such counsel's knowledge, the Corporation is not in violation of any provisions of its Articles of Incorporation or Bylaws, and neither of such documents is in violation of any provision of the Corporation Law of the State of Texas.

     10.9  Receipt of Waiver of Preemptive Rights. The Nathan Landow Family
           ---------------------------------------
Limited Partnership shall have permanently waived in writing all preemptive rights held in connection with the transactions contemplated by this Agreement and such waiver shall be in full force and effect on the Closing Date.

     Section 11.  Corporation's Conditions to Closing
                  -----------------------------------

     The Corporation's obligation to issue the Stock on the Closing Date is subject to the fulfillment of the following conditions, unless waived in writing by the Corporation:

     11.1  Representations and Warranties Correct.  The representations and
           ---------------------------------------
warranties made by the Purchaser in Section 8 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     11.2  Covenants.  All covenants, agreements and conditions contained in
           ----------
this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

     11.3  Compliance Certificate. The Purchaser shall have delivered to the
           -----------------------
Corporation a certificate of the Corporation, executed by a Vice President of the Purchaser, dated the Closing Date, and certifying, among other things, the fulfillment of the conditions specified in Sections 11.1 and 11.2 of this Agreement.

     11.4  Legal Matters. All material matters of a legal nature which pertain
           --------------
to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Corporation.

     11.5  Opinion of  Purchaser's Counsel. The Corporation shall have received
           --------------------------------
from the General Counsel or the Assistant General Counsel of the Purchaser, an opinion dated the Closing Date, in form and substance satisfactory to the Purchaser, to the effect that:

     (a) The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Corporation has the requisite power and authority to own its properties and to conduct its business.

     (b) The Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by the Purchaser, duly executed and delivered by an authorized officer of the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and except insofar as the enforceability of the indemnification provisions of Section 9 of the Agreement may be limited by applicable laws and except that no opinion need be given as to the availability of equitable remedies.

     (c) To such counsel's knowledge, the execution, delivery, performance and compliance with the terms of this Agreement do not violate any provision of any applicable federal, state or local law, rule or regulation or of any judgment, writ, decree or order customarily applicable to transactions of the type contemplated by this Agreement and applicable to Purchaser or any provision of Purchaser's Operating Agreement.

     (d) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, and federal or state governmental authority on the part of Purchaser, in each case as is customarily applicable to transactions of the type contemplated by the Agreement and applicable to Purchaser required in connection with the consummation of the transactions contemplated by this Agreement have been obtained, and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof.

     (e) Such counsel is not aware of any action, proceeding or investigation pending against Purchaser or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, which questions the validity of the Agreement, the Service Credit Agreement, the Marketing Agreement or the Voting Agreement or the right of Purchaser or its officers, directors and employees to enter into such agreements.

     (f) The Marketing Agreement, the Service Credit Agreement and the Voting Agreement have each been duly authorized, executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the other parties thereto, such agreements constitute legal, valid and binding obligations of the Purchaser, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and except that no opinion need be given as to the availability of equitable remedies..

     Section 12.  Affirmative Covenants of the Corporation
                  ----------------------------------------

     The Corporation hereby covenants and agrees as follows:

     12.1  Financial Information. Subject to Section 12.3, the Corporation will
           ----------------------
mail the following reports to the Purchaser for so long as the Purchaser is a holder of any of the Stock:

     (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Corporation and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows of the Corporation and its subsidiaries, if any, for such year, prepared in accordance with GAAP and setting forth in each case in comparative form similar information for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Corporation.

     (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Corporation and in any event within 45 days thereafter, a consolidated balance sheet of the Corporation and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and consolidated statements of cash flows of the Corporation and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with GAAP (other than for accompanying notes), all in reasonable detail and certified by an officer of the Corporation, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Corporation.

     (c) Contemporaneously with their delivery to holders of the Corporation's Common Stock, a copy of each report or other communication delivered to holders of its Common Stock.

     12.2  Additional Information.  Subject to Section 12.3, as long as the
           -----------------------
Purchaser holds not less than 50% of the Stock, as adjusted for recapitalizations, stock splits, stock dividends and the like, the Corporation will deliver or provide to the Purchaser:

     (a) As soon as practicable after the end of each fiscal month, and in any event within 30 days thereafter, unaudited consolidated balance sheets of the Corporation as of the end of such month, unaudited consolidated statements of operations and unaudited consolidated statement of cash flows (with respect to the statement of cash flows, if regularly prepared by the Corporation) for each month and for the current fiscal year to date. Such fiscal statements shall be prepared in accordance with GAAP consistently applied (other than accompanying notes), all in reasonable detail and signed, subject to year-end audit adjustments, by the principal financial or accounting officer of the Corporation.

     (b) Within 30 days prior to the beginning of each fiscal year, an "Annual Plan." The Annual Plan shall set forth full and complete forecasted balance sheets, statements of operations, and statements of cash flows for such fiscal year and for each month within that year. The Annual Plan shall also describe the marketing, production, research and development, organization and staffing, and financial strategies which support the Annual Plan's forecasted figures.

     (c) Promptly after each meeting or the execution of an action by written consent, copies of the minutes of proceedings or actions by written consent of Corporation's Board of Directors and shareholders.

     (d) With reasonable promptness, such other information and data with respect to the Corporation and its subsidiaries, if any, as the Purchaser may from time to time reasonably request.

     (e) For so long as the Purchaser is eligible to receive reports under this Section 12.2, it shall also have the right, at its expense, to visit and inspect any of the properties of the Corporation or any of its subsidiaries, to examine its books of account and records, and to discuss their affairs, finances and accounts with their officers, all at such reasonable times as often as may be reasonably requested.

     12.3  Termination of Covenants. The covenants set forth in Sections 12.1
           -------------------------
and 12.2 shall terminate and be of no further force or effect at such time as the Corporation is required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act. The covenants set forth in Sections 12.4 through 12.7 shall terminate upon the closing of a Qualified Public Offering.

     12.4  Other Insurance. From and after the Closing, the Corporation shall,
           ----------------
subject to the approval of the Board of Directors, use its best efforts to obtain and maintain such insurance with coverages and in amounts as shall be determined by the Board of Directors, including officers' and directors' liability insurance, to the extent that such insurance is available on commercially reasonable terms.

     12.5  Taxes and Other Liabilities. The Corporation will pay and discharge,
           ----------------------------
before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing, except to the extent and so long as (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect or the loss of any right of redemption from any sale thereunder and (b) the Corporation shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto.

     12.6  Notice of Litigation and Disputes. The Corporation will promptly
           ----------------------------------
notify the Purchaser of any suits or litigation instituted against it, or disputes that have a high probability of resulting in a suit which, if determined adversely to the Corporation, would have a Material Adverse Effect on the Corporation.

     12.7  Election of Directors. The Corporation will use its best efforts to
           ----------------------
cause a representative of the Purchaser, who shall be an employee of the Purchaser, to be elected to the Corporation's Board of Directors, and in the event of any vacancy on the Board of Directors, the Corporation and the Purchaser will use their best efforts to fill the vacancy such that the Board will include such representative.

     13.  Miscellaneous.
          --------------

     13.1  Governing Law, Venue. This Agreement shall be governed in all
           ---------------------
respects by the internal laws of the State of Texas. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Colorado, County of Denver, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     13.2  Survival. The representations, warranties, covenants and agreements
           ---------
made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

     13.3  Successors and Assigns. Except as otherwise provided herein, the
           -----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto; provided, however, that the rights of the Purchaser to purchase the Stock shall not be assignable without the consent of the Corporation.

     13.4  Entire Agreement: Amendment. This Agreement and the other documents
           ----------------------------
delivered pursuant hereto on the Closing Date and the Nondisclosure Agreement executed by the

Purchaser and the Corporation constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     13.5  Notices, etc. All notices and other communications required or
           -------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile, or otherwise delivered by hand or by a nationally-recognized overnight courier, addressed (a) if to a Purchaser, as follows:

     Level 3 Communications, LLC
     1025 Eldorado Blvd.
     Broomfield, CO 80021
     Attention:  General Counsel
     Facsimile:  303-926-3467

or at such other address or facsimile number as the Purchaser shall have furnished to the Corporation in writing, or (b) if to any other holder of any Stock at such address or facsimile number as such holder shall have furnished the Corporation in writing, or, until any such holder so furnishes an address or facsimile number to the Corporation, then to and at the address or facsimile number of the last holder of such Stock who has so furnished an address or facsimile number to the Corporation, or (c) if to the Corporation, as follows:

     Data Return Corporation
     801 Stadium Drive
     Suite 117
     Arlington, Texas 76011
     Attention: Chief Executive Officer
     Facsimile:  817-274-1141

or at such other address or facsimile number as the Corporation shall have furnished to the Purchaser.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (x) in the case of personal delivery or delivery by facsimile, on the date of such delivery, (y) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent and (z) in the case of mailing, on the third business day following that on which the piece of mail containing such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     13.6  Delays or Omissions. Except as expressly provided herein, no delay or
           --------------------
omission to exercise any right, power or remedy accruing to any holder of any Stock, upon any breach or default of the Corporation under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     13.7  Expenses. The Corporation and the Purchaser shall bear its own
           ---------
expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     13.8  Counterparts. This Agreement may be executed in any number of
           -------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     13.9  Severability. In the event that any provision of this Agreement
           -------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     13.10 Titles and Subtitles. The titles and subtitles used in this
           ---------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     13.11 Publicity.  Neither party shall issue any public announcement or
           ---------
press release relating to the execution of this Agreement without the prior approval of the other party, which approval shall not be unreasonably withheld. In this event either party shall be required to disclose all or any part of this Agreement in, or attach all or any part of this Agreement to, any regulatory filing or statement, each party agrees to discuss and work cooperatively, in good faith, with the other party, to protect, to the extent possible, those items or matters which the other party deems confidential and which may, in accordance with applicable laws, be deleted therefrom.

     13.12 Definition of Knowledge.
           -----------------------

     (a) For purposes of this Agreement and all documents delivered on the Closing Date, knowledge or aware shall mean with respect to an individual, that individual will be deemed to have knowledge or to be aware of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A corporation, limited liability company or firm shall be deemed to have knowledge or to be aware of a particular fact or other matter if any individual who is serving, or who has served, as a director, manager, officer or partner of such corporation, limited liability company or firm has, or at any time had, knowledge or awareness of such fact or other matter.(b) When any provision of this Agreement requires the knowledge or awareness of the Corporation, knowledge or awareness shall mean the knowledge or awareness (as defined in clause (a) above) of the

Corporation's Chief Executive Officer, President and Chief Operating Officer, Vice President - Chief Financial Officer and Senior Vice President, Marketing, Sales and Business Development.

                           [Signature page follows.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DATA RETURN CORPORATION




By: /s/ Sunny C. Vanderbeck
    ---------------------------------------
Name: Sunny C. Vanderbeck
Title: CEO

LEVEL 3 COMMUNICATIONS, LLC




By: /s/ Douglas Bradbury
    ---------------------------------------
Name:  Douglas Bradbury
Title: Chief Financial Officer

Page 30 of 30